EXHIBIT 99.1

News Release

Pioneer Southwest Energy Partners L.P. Reports
Fourth Quarter 2011 Financial and Operating Results

Dallas, Texas, February 6, 2012 -- Pioneer Southwest Energy Partners L.P.  (“Pioneer Southwest” or “the Partnership”) (NYSE:PSE) today announced financial and operating results for the quarter ended December 31, 2011.

Pioneer Southwest reported a fourth quarter net loss of $7 million, or $0.21 per common unit.  The net loss included unrealized mark-to-market derivative losses of $33 million, or $0.98 per common unit.  Without the effect of this item, adjusted income for the fourth quarter was $26 million, or $0.77 per common unit.  Cash flow from operations for the fourth quarter was $28 million.

Oil and gas sales for the fourth quarter averaged 6,995 barrels oil equivalent per day (BOEPD), a decrease of 6% compared to the third quarter of 2011.  Third quarter production benefited from an inventory draw of 175 BOEPD related to the addition of oil transport trucks to cover a second quarter transport truck shortage.  Fourth quarter production reflects new wells being placed on production towards the latter part of the quarter and weather-related downtime, including a lightning strike at a large tank battery.  Without these items, production would have been similar to the third quarter.

The Partnership’s two-rig drilling program continued through the fourth quarter.  During 2011, the Partnership placed 44 new wells on production.  All wells were completed in the Lower Wolfcamp and deeper Strawn intervals, with one well completed in the deeper Atoka interval.  Production data from current Strawn completions supports the addition of an incremental 30 thousand barrels oil equivalent (MBOE) estimated ultimate recovery (EUR) for wells completed in this interval.  Completions in the Atoka interval are estimated to add an incremental 50 to 70 MBOE of EUR.  At year end, the Partnership had eight wells waiting on completion, with two of these wells being drilled to the deeper Atoka interval.

The Partnership has a large inventory of remaining oil drilling locations in the Spraberry field, with approximately 100 40-acre locations and 1,200 20-acre locations.  The 2012 drilling program reflects increasing the rig count from two rigs to three rigs, which is expected to result in 55 to 60 wells being drilled during the year.  Essentially all of these wells will target the Strawn formation, and 35% of the planned wells will target the deeper Atoka formation.  Approximately 60% and 40% of the Partnership’s acreage position has Strawn and Atoka potential, respectively.  Capital spending for this drilling program is forecasted to range from $110 million to $120 million.  The current average well cost is $1.8 million, which is expected to generate an average before-tax return of 45% to 50%, assuming flat commodity prices of $100 per barrel for oil and $4 per thousand cubic feet (MCF) for gas.  The 2012 drilling program is expected to generate full-year production growth of 10% compared to 2011.

Fourth quarter oil sales averaged 4,430 barrels per day (BPD), natural gas liquids (NGL) sales averaged 1,478 BPD and gas sales averaged 7 million cubic feet per day.  The fourth quarter average reported price for oil was $113.87 per barrel.  The average reported price for NGLs was $42.12 per barrel, and the average reported price for gas was $2.91 per MCF.

Production costs (including production and ad valorem taxes) for the fourth quarter averaged $20.78 per barrel oil equivalent (BOE), and depreciation, depletion and amortization expense averaged $6.62 per BOE.

The Partnership has additional borrowing capacity under its credit facility of $268 million as of December 31, 2011, which is expected to be adequate to fund future growth from the three-rig drilling program and acquisitions.

Pioneer Southwest previously announced a cash distribution of $0.51 per outstanding common unit for the quarter ended December 31, 2011, or $2.04 per outstanding common unit on an annual basis.  The distribution is payable February 10, 2012, to unitholders of record at the close of business on February 3, 2012.

Distribution sustainability is supported by the Partnership’s low-decline rate Spraberry properties, its large drilling inventory of 40-acre and 20-acre locations and its strong derivative position through 2014.  Of the Partnership’s forecasted production, derivative contracts cover approximately 70% in 2012, 55% in 2013 and 45% in 2014.

Proved Reserves

The Partnership’s total proved oil and gas reserves as of December 31, 2011 were 51 million barrels oil equivalent (MMBOE), a decrease of 1 MMBOE from year-end 2010.  The proved reserve decrease from year-end 2010 was comprised of production during 2011 of 3 MMBOE, offset by proved reserve additions from the drilling program and positive oil price revisions.  The NYMEX prices used for 2011 reserves reporting purposes were $96.13 per barrel for oil and $4.12 per million British thermal units (MMBtu) for gas compared to $79.28 per barrel for oil and $4.37 per MMBtu for gas used to calculate proved reserves for 2010.

Netherland, Sewell & Associates, Inc., an independent reserve engineering firm, audited all of Pioneer Southwest’s proved reserves at year-end 2011.

First Quarter 2012 Financial Outlook
The following paragraphs provide the Partnership’s first quarter of 2012 outlook for certain operating and financial items.

Production is forecasted to average 7,100 BOEPD to 7,600 BOEPD.  Production costs (including production and ad valorem taxes) are expected to average $20.00 to $23.00 per BOE based on current NYMEX strip prices for oil, NGLs and gas.  Depreciation, depletion and amortization expense is expected to average $6.00 to $7.00 per BOE.

General and administrative expense is expected to be $1.5 million to $2.5 million.  Interest expense is expected to be $100 thousand to $300 thousand.  Accretion of discount on asset retirement obligations is forecasted to be nominal.

Pioneer Southwest’s cash taxes and effective income tax rate are expected to be approximately 1% of earnings before income taxes as a result of Pioneer Southwest being subject to the Texas Margin tax.

Earnings Conference Call

On Tuesday, February 7, 2012, at 11:00 a.m. Central Time, Pioneer Southwest will discuss its financial and operating results with an accompanying presentation.  Instructions for listening to the call and viewing the accompanying presentation are shown below.

Internet:  www.pioneersouthwest.com
Select “Investors,” then “Earnings Calls & Webcasts” to listen to the discussion and view the presentation.

Telephone: Dial (877) 874-1586 confirmation code: 4119537 five minutes before the call to listen to the discussion.  View the presentation via Pioneer Southwest’s internet address above.

A replay of the webcast will be archived on Pioneer Southwest’s website.  A telephone replay will be available through February 28, 2012 by dialing (888) 203-1112 confirmation code: 4119537.

Pioneer Southwest is a Delaware limited partnership, headquartered in Dallas, Texas, with current production and drilling operations in the Spraberry field in West Texas.   For more information, visit www.pioneersouthwest.com.

Except for historical information contained herein, the statements in this News Release are forward-looking statements that are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements and the business prospects of Pioneer Southwest are subject to a number of risks and uncertainties that may cause Pioneer Southwest’s actual results in future periods to differ materially from the forward-looking statements.  These risks and uncertainties include, among other things, volatility of commodity prices, the effectiveness of Pioneer Southwest’s commodity price derivative strategy, reliance on Pioneer Natural Resources Company and its subsidiaries to manage Pioneer Southwest’s business and identify and evaluate drilling opportunities and acquisitions, product supply and demand, competition, the ability to obtain environmental and other permits and the timing thereof, other government regulation or action, the ability to obtain approvals from third parties and negotiate agreements with third parties on mutually acceptable terms, litigation, the costs and results of drilling and operations, availability of equipment, services and personnel required to complete Pioneer Southwest’s operating activities, access to and availability of transportation, processing and refining facilities, Pioneer Southwest’s ability to replace reserves, including through acquisitions, and implement its business plans or complete its development activities as scheduled, uncertainties associated with acquisitions, access to and cost of capital, the financial strength of counterparties to Pioneer Southwest’s credit facility and derivative contracts and the purchasers of Pioneer Southwest’s oil, NGL and gas production, uncertainties about estimates of reserves and the ability to add proved reserves in the future, the assumptions underlying production forecasts, quality of technical data and environmental and weather risks, including the possible impacts of climate change. These and other risks are described in Pioneer Southwest’s 10-K and 10-Q Reports and other filings with the Securities and Exchange Commission. In addition, Pioneer Southwest may be subject to currently unforeseen risks that may have a materially adverse impact on it. Pioneer Southwest undertakes no duty to publicly update these statements except as required by law.

Cautionary Note to U.S. Investors --The U.S. Securities and Exchange Commission (the “SEC”) prohibits oil and gas companies, in their filings with the SEC, from disclosing estimates of oil or gas resources other than “reserves,” as that term is defined by the SEC.  In this news release, Pioneer Southwest includes estimates of quantities of oil and gas using certain terms, such as “estimated ultimate recovery,” “EUR” or other descriptions of volumes of reserves, which terms include quantities of oil and gas that may not meet the SEC’s definitions of proved, probable and possible reserves, and which the SEC's guidelines strictly prohibit Pioneer Southwest from including in filings with the SEC. These estimates are by their nature more speculative than estimates of proved reserves and accordingly are subject to substantially greater risk of being recovered by Pioneer Southwest.  U.S. investors are urged to consider closely the disclosures in the Partnership’s periodic filings with the SEC.  Such filings are available from the Partnership at 5205 N. O'Connor Blvd.,

Suite 200, Irving, Texas 75039, Attention: Investor Relations, and the Partnership’s website at www.pioneersouthwest.com.  These filings also can be obtained from the SEC by calling 1-800-SEC-0330.

Pioneer Southwest Energy Partners L.P. Contacts:

Investors
Frank Hopkins – 972-969-4065
Eric Pregler – 972-969-5756

Media and Public Affairs
Susan Spratlen – 972-969-4018
Suzanne Hicks – 972-969-4020

PIONEER SOUTHWEST ENERGY PARTNERS L.P.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	December 31,	December 31,
	2011	2010

	ASSETS
Current assets:
Cash and cash equivalents	$1,176	$107
Accounts receivable	18,063	15,824
Inventories	920	883
Prepaid expenses	240	260
Deferred income taxes	207	-
Derivatives	5,619	18,753
Total current assets	26,225	35,827

Property, plant and equipment, at cost:
Oil and gas properties, using the successful efforts method of accounting:
Proved properties	437,085	364,237
Accumulated depletion, depreciation and amortization	(141,498)	(125,963)
Total property, plant and equipment	295,587	238,274

Deferred income taxes	1,008	1,751
Derivatives	3,665	3,783
Other, net	242	425
	$326,727	$280,060

	LIABILITIES AND PARTNERS' EQUITY
Current liabilities:
Accounts payable:
Trade	$10,756	$8,422
Due to affiliates	830	1,164
Interest payable	16	30
Income taxes payable to affiliate	550	492
Deferred income taxes	-	63
Derivatives	28,101	9,673
Asset retirement obligations	500	1,000
Total current liabilities	40,753	20,844

Long-term debt	32,000	81,200
Derivatives	16,953	31,713
Asset retirement obligations	9,815	11,558
Partners' equity	227,206	134,745
	$326,727	$280,060

PIONEER SOUTHWEST ENERGY PARTNERS L.P.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except for per unit data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2011	2010	2011	2010
Revenues:
Oil and gas	$53,876	$49,024	$213,362	$183,758
Interest and other	-	-	2	-
	53,876	49,024	213,364	183,758

Costs and expenses:
Oil and gas production	10,049	10,113	38,427	38,334
Production and ad valorem taxes	3,324	3,158	13,784	12,119
Depletion, depreciation and amortization	4,262	3,196	15,534	12,577
General and administrative	1,935	1,578	7,222	6,330
Accretion of discount on asset retirement obligations	229	137	913	546
Interest	399	386	1,605	1,543
Derivative losses, net	40,577	25,765	11,725	5,431
	60,775	44,333	89,210	76,880

Income (loss) before taxes	(6,899)	4,691	124,154	106,878
Income tax (provision) benefit	15	(52)	(1,338)	(1,045)
Net income (loss)	$(6,884)	$4,639	$122,816	$105,833

Allocation of net income (loss):
General partner's interest	$(7)	$5	$123	$106
Limited partners' interest	(6,910)	4,616	122,466	105,649
Unvested participating securities' interest	33	18	227	78
Net income (loss)	$(6,884)	$4,639	$122,816	$105,833

Net income (loss) per common unit - basic and diluted	$(0.21)	$0.14	$3.68	$3.19

Weighted average common units outstanding - basic and diluted	33,651	33,114	33,249	33,114

Distributions declared per common unit	$0.51	$0.50	$2.03	$2.00

PIONEER SOUTHWEST ENERGY PARTNERS L.P.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2011	2010	2011	2010

Cash flows from operating activities:
Net income (loss)	$(6,884)	$4,639	$122,816	$105,833
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depletion, depreciation and amortization	4,262	3,196	15,534	12,577
Deferred income taxes	(142)	(76)	801	552
Accretion of discount on asset retirement obligations	229	137	913	546
Amortization of debt issuance costs	46	46	182	182
Amortization of unit-based compensation	142	64	514	210
Commodity derivative related activity	33,135	17,593	(19,567)	(21,816)
Change in operating assets and liabilities:
Accounts receivable	877	(1,884)	(2,239)	(1,662)
Inventories	(26)	225	(37)	(32)
Prepaid expenses	113	126	20	-
Accounts payable	(3,732)	(2,423)	(695)	1,329
Interest payable	(130)	7	(14)	4
Income taxes payable to affiliate	127	128	58	32
Asset retirement obligations	(167)	(341)	(635)	(898)
Net cash provided by operating activities	27,850	21,437	117,651	96,857
Cash flows from investing activities:
Additions to oil and gas properties	(22,504)	(12,568)	(72,674)	(45,281)
Net cash used in investing activities	(22,504)	(12,568)	(72,674)	(45,281)
Cash flows from financing activities:
Borrowings under credit facility	15,000	16,574	65,404	63,574
Principal payments on credit facility	(80,000)	(9,374)	(114,604)	(49,374)
Proceeds from issuance of common units, net of issuance costs	72,504	-	72,504	-
Partner contributions	76	-	76	-
Distributions to unitholders	(16,905)	(16,573)	(67,288)	(66,294)
Net cash used in financing activities	(9,325)	(9,373)	(43,908)	(52,094)
Net increase (decrease) in cash and cash equivalents	(3,979)	(504)	1,069	(518)
Cash and cash equivalents, beginning of period	5,155	611	107	625
Cash and cash equivalents, end of period	$1,176	$107	$1,176	$107

PIONEER SOUTHWEST ENERGY PARTNERS L.P.
UNAUDITED SUMMARY PRODUCTION AND PRICE DATA

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2011	2010	2011	2010

Average Daily Sales Volumes:
Oil (Bbls) -	4,430	3,988	4,305	3,903

Natural gas liquids (Bbls) -	1,478	1,548	1,553	1,608

Gas (Mcf) -	6,527	5,937	6,509	5,975

Total (BOE) -	6,995	6,526	6,943	6,507

Average Reported Prices:
Oil (per Bbl) -	$113.87	$108.81	$115.41	$103.60

Natural gas liquids (per Bbl) -	$42.12	$47.65	$42.74	$44.31

Gas (per Mcf) -	$2.91	$4.24	$3.28	$4.66

Total (per BOE) -	$83.72	$81.71	$84.20	$77.37

PIONEER SOUTHWEST ENERGY PARTNERS L.P.
UNAUDITED SUPPLEMENTAL EARNINGS PER UNIT INFORMATION
(in thousands, except for per unit amounts)

The Partnership follows the two-class method of calculating basic and diluted net income (loss) per unit.  Under the two-class method, generally accepted accounting principle ("GAAP") provides that the net income applicable to the Partnership be allocated to all securities that participate in the Partnership's earnings.  Accordingly, net income applicable to the Partnership is allocated to the General Partner, unvested participating securities and common unitholders.  Net losses applicable to the Partnership are allocated to the General Partner and common unitholders but only to unvested participating securities to the extent that they receive distributions during loss periods because unvested participating securities are not contractually obligated to share in the Partnership's net losses.  Unit- and unit-based awards with guaranteed dividend or distribution participation rights qualify as "participating securities" during their vesting periods.  The Partnership's basic and diluted net income (loss) per unit attributable to common unitholders is computed as (i) net income (loss) applicable to the Partnership, (ii) less General Partner net income (loss), (iii) less unvested participating securities' basic and diluted net income (iv) divided by weighted average basic and diluted units outstanding.

The following table provides a reconciliation of the Partnership's net income (loss) applicable to the Partnership to basic and diluted net income (loss) attributable to common unitholders, and the calculation of net income (loss) per common unit - basic and diluted, for the three and twelve months ended December 31, 2011 and 2010:

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2011	2010	2011	2010

Net income (loss) applicable to the Partnership	$(6,884)	$4,639	$122,816	$105,833
Less:
General partner's interest	7	(5)	(123)	(106)
Unvested participating securities' interest	(33)	(18)	(227)	(78)
Basic and diluted net income (loss) applicable to common unitholders	$(6,910)	$4,616	$122,466	$105,649

Weighted average basic and diluted units outstanding	33,651	33,114	33,249	33,114

Net income (loss) per common unit - basic and diluted	$(0.21)	$0.14	$3.68	$3.19

PIONEER SOUTHWEST ENERGY PARTNERS L.P.
UNAUDITED SUPPLEMENTAL NON-GAAP FINANCIAL MEASURES
(in thousands)

EBITDAX and distributable cash flow (as defined below) are presented herein and reconciled to the GAAP measures of net cash provided by operating activities and net income (loss).  Management of Pioneer Southwest Energy Partners L.P. believes these financial measures provide additional information to the investment community about the Partnership's ability to generate sufficient cash flow to sustain or increase distributions to its unitholders, among other items.  In particular, EBITDAX is used in the Partnership's credit facility to determine the interest rate that the Partnership will pay on outstanding borrowings and to determine compliance with the leverage and interest coverage tests. EBITDAX and distributable cash flow should not be considered as alternatives to net cash provided by operating activities or net income (loss), as defined by GAAP.

	Three Months Ended	Twelve Months Ended
	December 31, 2011	December 31, 2011

Net cash provided by operating activities	$27,850	$117,651
Add/(Deduct):
Depletion, depreciation and amortization	(4,262)	(15,534)
Deferred income taxes	142	(801)
Accretion of discount on asset retirement
obligations	(229)	(913)
Amortization of debt issuance costs	(46)	(182)
Amortization of unit-based compensation	(142)	(514)
Commodity derivative related activity	(33,135)	19,567
Changes in operating assets and liabilities	2,938	3,542

Net income (loss)	(6,884)	122,816
Add/(Deduct):
Depletion, depreciation and amortization	4,262	15,534
Accretion of discount on asset retirement obligations	229	913
Interest expense	399	1,605
Income tax provision (benefit)	(15)	1,338
Amortization of unit-based compensation	142	514
Commodity derivative related activity	33,135	(19,567)

EBITDAX (a)	31,268	123,153
Deduct:
Cash reserves to maintain production and cash flow	(6,963)	(29,413)
Cash interest expense	(353)	(1,423)
Cash income taxes	(127)	(537)

Distributable cash flow (b)	$23,825	$91,780

__________
(a)
"EBITDAX" represents earnings before depletion, depreciation and amortization expense; accretion of discount on asset retirement obligations; interest expense; income taxes; amortization of unit-based compensation and noncash commodity derivative related activity.

(b)	Distributable cash flow equals EBITDAX less the Partnership's estimated cash reserves to maintain production and cash flow, cash interest expense and cash income taxes.

PIONEER SOUTHWEST ENERGY PARTNERS L.P.
SUPPLEMENTAL INFORMATION
Open Commodity Derivative Positions as of February 3, 2012

	Twelve Months Ending December 31,

	2012	2013		2014

Oil Derivatives:
Swap contracts:
Volume (Bbls per day)	3,000	3,000		-
Price per Bbl	$79.32	$81.02		$-
Collar contracts with short puts:
Volume (Bbl)	1,000	1,000		4,000
Price per Bbl:
Ceiling	$103.50	$111.50		$124.75
Floor	$80.00	$83.00		$90.00
Short put	$65.00	$68.00		72.50
Percent of total oil production (a)	~80%	~75%	$	~70%
NGL Derivatives:
Swap contracts:
Volume (Bbls per day)	750	-		-
Price per Bbl (b)	$35.03	$-		$-
Percent of total NGL production (a)	~45%	N/A		N/A
Gas Derivatives:
Swap contracts:
Volume (MMBtus per day)	5,000	2,500		-
Price per MMBtu (c)	$6.43	$6.89		$-
Percent of total gas production (a)	~75%	~35%		N/A
Basis swap contracts:
Permian Basin index swaps (MMBtus per day) (d)	2,500	2,500		-
Price differential ($/MMBtu)	$(0.30)	$(0.31)		$-

__________
(a)	Represents an estimated percentage of forecasted production, which may differ from the percentage of actual production.
(b)	Represents blended Mont Belvieu index prices per Bbl.
(c)	Represents the NYMEX Henry Hub index price or approximate NYMEX Henry Hub index price based on historical differentials to the index price on the derivative trade date.
(d)	Represents swaps that fix the basis differentials between the index price at which the Partnership sells its gas and NYMEX Henry Hub index price used in gas swap contracts.

PIONEER SOUTHWEST ENERGY PARTNERS L.P.
UNAUDITED SUPPLEMENTAL INFORMATION

Derivative Losses, Net
(in thousands)

	Three Months Ended	Twelve Months Ended
	December 31, 2011	December 31, 2011

Noncash changes in fair value:
Oil derivative gains (losses)	$(35,747)	$16,061
NGL derivative gains	781	1,106
Gas derivative gains	1,831	2,400
Total noncash derivative gains (losses), net	(33,135)	19,567

Cash settled changes in fair value:
Oil derivative losses	(6,494)	(27,362)
NGL derivative losses	(1,661)	(6,312)
Gas derivative gains	713	2,382
Total cash derivative losses, net	(7,442)	(31,292)
Total derivative losses, net	$(40,577)	$(11,725)

PIONEER SOUTHWEST ENERGY PARTNERS L.P.
UNAUDITED SUPPLEMENTAL NON-GAAP FINANCIAL MEASURES
(in millions, except per unit data)

Adjusted income excluding unrealized mark-to-market derivative losses, as presented in this press release, is presented and reconciled to the Partnership’s net loss determined in accordance with GAAP because the Partnership believes that this non-GAAP financial measure reflects an additional way of viewing aspects of the Partnership’s business that, when viewed together with its financial results computed in accordance with GAAP, provides a more complete understanding of factors and trends affecting its historical financial performance and future operating results, greater transparency of underlying trends and greater comparability of results across periods. In addition, management believes that this non-GAAP measure may enhance investors’ ability to assess the Partnership’s historical and future financial performance. This non-GAAP financial measure is not intended to be a substitute for the comparable GAAP measure and should be read only in conjunction with the Partnership’s consolidated financial statements prepared in accordance with GAAP.  Unrealized mark-to-market derivative gains and losses are of a type that will recur in future periods; however, the amount can vary significantly from period to period. The table below reconciles the Partnership’s net loss for the three months ended December 31, 2011, as determined in accordance with GAAP, to adjusted income excluding unrealized mark-to-market derivative losses for that quarter.

	After-tax	Per Common
	Amounts	Unit

Net loss	$(7)	$(0.21)

Unrealized mark-to-market derivative losses	33	0.98

Adjusted income excluding unrealized mark-to-market derivative losses	$26	$0.77